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Exhibit 5.1

FORM OF OPINION OF BAKER BOTTS L.L.P.

[BAKER BOTTS L.L.P. LETTERHEAD]

                     , 2009

Liberty Entertainment, Inc.
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

        As counsel for Liberty Entertainment, Inc., a Delaware corporation, (the "Company"), we have examined and are familiar with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company on the date hereof with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), [                        ] shares (the "Series A Shares") of the Company's Series A common stock, par value $.01 per share (the "Series A Common Stock"), and [                  ] shares (the "Series B Shares" and together with the Series A Shares, the "Shares") of the Company's Series B common stock, par value $.01 per share (the "Series B Common Stock" and together with the Series A Common Stock, the "Common Stock"), to be issued by the Company in connection with the redemption by Liberty Media Corporation ("Liberty Media") of a portion of the outstanding shares of Series A Liberty Entertainment common stock ("LMDIA") and Series B Liberty Entertainment common stock ("LMDIB") for all of the outstanding Shares, which will result in the separation of the Company (the "Split-Off") from Liberty Media. The Company has entered into a Reorganization Agreement, dated as of [                  ], 2009 (the "Reorganization Agreement"), with Liberty Media, which provides for, among other things, the Split-Off.

        Subject to the satisfaction or, if applicable, waiver of the conditions to the Split-Off, Liberty Media will redeem, on a pro rata basis and on the date designated by Liberty Media's board of directors (the "Redemption Date"), (i) 0.9 of each outstanding share of LMDIA for 0.9 of a Series A Share, with 0.1 of each share of LMDIA remaining outstanding as Liberty Entertainment common stock, and (ii) 0.9 of each outstanding share of LMDIB for 0.9 of a Series B Share, with 0.1 of each share of LMDIB remaining outstanding as Liberty Entertainment common stock, subject in each case, to the payment of cash in lieu of any fractional shares.

        In connection with the Split-Off, the Company will file a certificate of incorporation (the "Charter"), which will set forth the terms of the Common Stock. The terms and conditions of the transactions contemplated by the Split-Off, including the Redemption, and the Common Stock, are described in the proxy statement/prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

        In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of the Company's Charter to be in effect on the Redemption Date; (ii) the form of the Bylaws of the Company to be in effect on the Redemption Date; (iii) the form of stock certificates representing the Series A Common Stock and the Series B Common Stock included as Exhibits 4.1 and 4.2 to the Registration Statement, respectively; (iv) records of proceedings of the boards of directors of the Company and Liberty Media; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company and Liberty Media as to factual matters regarding the Company and Liberty Media that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        On the basis of such examination and review, we advise you that, in our opinion, upon the issuance and delivery of the Shares in accordance with the terms of the Split-Off, the Shares will be duly authorized, fully paid, validly issued and non-assessable.

        This opinion is limited to the corporate laws of the state of Delaware, and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Additional Information—Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

BAKER BOTTS L.L.P.

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  Exhibit 5.1